version 02-2011

CODE OF ETHICS

AMERICAN INDEPENDENCE FINANCIAL SERVICES, LLC

AMERICAN INDEPENDENCE CAPITAL MANAGEMENT, LLC

AMERICAN YELLOWSTONE ADVISORS, LLC

I.       STATEMENT OF STANDARDS

This Code of Ethics (the “Code”) sets forth the basic principles of ethical conduct for all managing members, officers and employees of American Independence Financial Services, LLC (“AIFS”), American Independence Capital Management, LLC (“AICM”) and American Yellowstone Advisors, LLC (“AYA”), affiliated advisers under common control (each an “Adviser” and collectively the “Advisers”). Given that the primary business of the Advisers is managing mutual funds, the managing members, officers and employees of the Advisers are also be subject to the a code of ethics pursuant to Rule 17j(1) of the Investment Company Act of 1940, as amended. As such, this Code is designed to require the same reporting as under Rule 17j(1) and periodic reports provided under the Investment Company Act Code of Ethics will satisfy the requirement under Section 4 of the Code.

The foundation of this Code consists of basic standards of conduct including, but not limited to, the avoidance of conflicts between personal interests and interests of the Advisers or their Clients. To this end, managing members, officers, and employees of the Advisers should understand and adhere to the following ethical standards:

(A)  The duty at all times to place the interests of the Advisers’ clients first;

This duty requires that the managing members, officers and employees of the Advisers avoid serving their own personal interests ahead of the interests of the Advisers’ Clients.

(B)  The duty to ensure that all personal securities transactions be conducted in a manner that is consistent with this Code to avoid any actual or potential conflict of interest or any abuse of such managing members’, officers’ and employees’ position of trust and responsibility;

The managing members, officers and employees of the Advisers should study this Code and ensure that they understand its requirements.  They should conduct their activities in a manner that not only achieves technical compliance with this Code but also abides by its spirit and principles.

(C)  The duty to ensure that the managing members, officers and employees of the Advisers do not take inappropriate advantage of their position with the Advisers; and

Managing members, officers and employees engaged in personal securities transactions should not take inappropriate advantage of their position or of information obtained during the course of their association with the Advisers.  They should avoid situations that might compromise their judgment (e.g., the receipt of perquisites, gifts of more than de minimis value or unusual investment opportunities from person doing or seeking to do business with the Advisers).

version 02-2011

(D)  The duty to maintain full compliance with the Federal Securities Laws.

Managing members, officers and employees must abide by the standards set forth in Rule 204A-1 under the Advisers Act.

II.     DEFINITIONS

A.  “Advisory Representative” means:

            a.   any partner, officer or managing member of the Advisers;

            b.   any employee who makes any recommendation, who participates in the determination of which recommendation shall be made, or whose functions or duties relate to the determination of which recommendation shall be made;

            c.   any employee who, in connection with his duties, obtains any information concerning which securities are being recommended prior to the effect dissemination of such recommendations or of the information concerning such recommendations, or who has access to such recommendations that are nonpublic;

            d.   and any of the following persons who obtain information concerning securities recommendations being made by such investment advisor or information concerning such recommendations:

i.      any natural person in a control relationship with either the Advisers or a registered investment company that is advised by the Advisers; or

ii.    any employee of the Advisers, or of an affiliate of the Advisers who is an access person of a registered investment company that is advised by the Advisers.

B.   “Affiliated Fund” is any mutual fund for which AIFS, AICM or AYA serves as the Investment Adviser. Currently, the affiliated fund family is the American Independence Funds Trust (the “Trust” or “Funds”)

C.  “Beneficial ownership” will be interpreted to be a beneficial owner of securities that are held by his or her immediately family members sharing the access person’s household.

D.  “Control” shall have the same meaning as that set forth in section 2(a)(9) of the Act.  Section 2(a)(9) provides that “control” generally means the power to exercise a controlling influence over the management or polices of a company, unless such power is solely the result of an official position with such company.

version 02-2011

E.   “Covered Security” means any security other than the following, which are exempt:

•        direct obligations of the Government of the United States,

•        bankers’ acceptances,

•        bank certificates of deposit,

•        commercial paper and high quality short-term debt instruments, including repurchase agreements,

•        Exchange Traded Funds (“ETFs”),

•        shares of registered open-end investment companies (excluding shares advised by either of the Advisers), and

•        units of a unit investment trust if the unit investment trust is invested exclusively in unaffiliated mutual funds.

F.   “Covered Persons” means directors, officers and employees of American Independence Financial Services, LLC, American Independence Capital Management, LLC and American Yellowstone Advisors, LLC.

G.  An “initial public offering” (“IPO”) means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934.

H.  “Portfolio Manager” means: any employee of the Advisers who occupies the position of portfolio manager with respect to the clients of the Advisers or who executes or helps execute the purchase or sale of a security by, or on behalf of the Advisers.

I.    A “limited offering” means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act of 1933.

J.    “Purchase or sale” for purposes of this Code of Ethics includes, among other things, the writing of an option to purchase or sell a security.

III.    RESTRICTIONS APPLICABLE TO COVERED PERSONS

Covered Persons may have access to information about Clients’ investments that is confidential and not available to the general public, such as (but not limited to) information concerning securities held in, or traded by, Clients’ portfolios, information concerning certain under-writings of broker/dealers affiliated with an investment that may be deemed to be “MATERIAL INSIDE INFORMATION”, and information which involves a merger or acquisition that has not been disclosed to the public.

version 02-2011

“MATERIAL INSIDE INFORMATION” IS DEFINED AS ANY INFORMATION ABOUT A COMPANY WHICH HAS NOT BEEN DISCLOSED TO THE GENERAL PUBLIC AND WHICH EITHER A REASONABLE PERSON WOULD DEEM TO BE IMPORTANT IN MAKING AN INVESTMENT DECISION OR THE DISSEMINATION OF WHICH IS LIKELY TO IMPACT THE MARKET PRICE OF THE COMPANY’S SECURITIES.

Covered Persons in possession of material inside information must not trade in or recommend the purchase or sale of the securities concerned until the information has been properly disclosed and disseminated to the public.

In addition, Rule 17j-1(b) under the Investment Company Act of 1940 (the “Act”) makes it unlawful for any affiliated person of an investment adviser to a fund, in connection with purchase or sale by such person of a security held or to be acquired by the fund:

            (1)  To employ any device, scheme or artifice to defraud the Trust or a Fund;

(2)  To make to the Trust any untrue statement of a material fact or omit to state to the Trust or a Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

(3) To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Trust or a Fund; or

            (4) To engage in any manipulative practice with respect to the Trust or a Fund.

IV.    REPORTING REQUIREMENTS

A.  Reporting. Each Advisory Representative of each Adviser, shall submit the following reports in the forms attached hereto as Exhibits A-C to the Chief Compliance Officer, or his or her designee, to administer this Code showing all transactions in covered securities in which the person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership:

(1)  Initial Holding Report. Exhibit A or the information required by Exhibit A shall initially be submitted no later than 10 days after that person becomes an Advisory Representative or Portfolio Manager of any Adviser, as of a date not more than 45 days prior to that person becoming a Covered Person.

(2) Quarterly Reports. Exhibit B or the information required by Exhibit B shall be filed no later than 30 days after the end of each calendar quarter, but transactions over which such advisory representative or portfolio manager had no direct or indirect influence or control need not be reported.

version 02-2011

(3) Annual Report.  Exhibit C or the information required by Exhibit C must be submitted by each advisory representative or portfolio manager within 45 days after the end of each calendar year.

(4) Duplicate Statements & Confirms. Advisory Representatives and Portfolio Managers must make arrangements to have duplicate broker trade confirmations and account statements sent to the Chief Compliance Officer. Such Statements and Confirmations may be used in lieu of the quarterly and annual holdings reports provided they provide the required information as listed in forms provided as Exhibits.

B.   Exceptions From Reporting. Rule 204A-1 permits three exceptions to personal securities reporting.  No reports are required:

            1.   With respect to transactions effected pursuant to an automatic investment plan;

            2.   With respect to securities held in accounts over which the covered person had no direct or indirect influence or control

            3.   In the case that an adviser has only one covered person, so long as the firm maintains records of the holdings and transactions required.

V.     REVIEW AND ENFORCEMENT

      A.  Review.

            (1)  The Chief Compliance Officer designated to administer this Code will have primary responsibility for enforcing the Advisers’ Code of Ethics and shall from time to time review the reported personal securities transactions of advisory representatives for compliance with the requirements of this Code of Ethics. The review will assess whether the Covered Person is trading for his/her own account in the same securities he/she is trading for clients, periodically analyze the access person’s trading for patterns that may indicate abuse, including market timing, and investigate any substantial disparities between the quality of performance and percentage of trades that are profitable when the access person trades for his/her own account and when he/she trades for clients.

            (2)  The Chief Compliance Officer designated by the Advisers to administer this Code determines that a violation of this Code of Ethics may have occurred, before making a final determination that a material violation has been committed by an individual, the Chief compliance Officer designated by the Advisers to administer this Code may give such person an opportunity to supply additional information regarding the transaction in question.

version 02-2011

      B.   Enforcement.

(1)  If the Chief Compliance Officer determines that a material violation of this Code of Ethics has occurred, he or she shall promptly report the violation to the Managing Members of the Advisers.  Managing Members, with the exception of any person whose transaction is under consideration, shall take such actions, as they consider appropriate, including imposition of any sanctions that they consider appropriate.

            (2)  No person shall participate in a determination of whether he or she has committed a violation of this Code of Ethics or in the imposition of any sanction against himself or herself.

            (3)  Violations must be reported to the Advisers’ Chief Compliance Officer promptly.  Through training of the Code, covered persons will have a meaningful understanding of the importance of the code and of the consequences of violating it.

VI.    RESTRICTIONS AND PRECLEARANCE

      A. Initial Public Offerings and Limited Offerings.  No advisory representative may acquire any direct or indirect beneficial ownership in any securities in an initial public offering or in a limited offering unless the President of the respective Adviser or the Chief Compliance Officer has authorized the transaction in advance.

      B.   Preclearance. An Advisory Representative may not purchase or sell, directly or indirectly any Covered Security unless the Chief Compliance Officer, or his or her designee, has approved a written request relating to such purchase or sale within three days prior to the execution of the transaction and such approval has not been rescinded.  Neither the CCO nor his or her designee shall grant preclearance for a transaction in a Covered Security if, to their knowledge, one or more of the Advisers has a pending buy or sell order for that security or a closely related security. No advisory representative shall purchase or sell, directly or indirectly any Covered Security:

o   which the advisory representative knows or should have known is, at the time of the purchase or sale, being considered for purchase or sale by, or on behalf of Clients of the Advisers;

o   which the advisory representative knows or should have known is, at the time of the purchase or sale, being purchased or sold, or on behalf of Clients of the Advisers;

o   on a day during which, the advisory representative knows or should have known, the Advisers has a “buy” or “sell” order pending

o   which is an Affiliated Fund. All access persons shall receive prior written approval from the Advisers’ Chief Compliance Officer, or designee before purchasing or selling any mutual fund for which the Advisers serve as the adviser.  Pre-clearance for mutual funds is valid for five concurrent trading sessions. This prohibition does not cover purchases and redemptions/sales (i) into or out of money market funds or short-term bond funds; or (ii) effected on a regular periodic basis by automated means, such as a 401(k) plan.

version 02-2011

VII.     OUTSIDE BUSINESS ACTIVITIES

Employees may, under certain circumstances, be granted permission to serve as directors, trustees or officers of outside organizations, but shall notify the Advisers’ CCO and receive approval prior to engaging in such outside business activity. The outside organization can include a public or private corporation, partnership, charitable foundation and other not-for-profit institution.  Employees may also receive compensation for such activities.

As an outside board member or officer, an employee may come into possession of Material Non-Public Information about the outside organization.  It is critical that a proper information barrier be in place between the Advisers and the outside organization, and that the employee does not communicate such information to other Employees in violation of the information barrier.

Employees are prohibited from engaging in outside activities without the prior written approval of the CCO.  Approval will be granted on a case by case basis, subject to proper resolution of potential conflicts of interest. Outside activities will be approved only if any conflict of interest issues can be satisfactorily resolved and all of the necessary disclosures are made on Part 2 of Form ADV.

VIII.  GIFTS AND ENTERTAINMENT

The following provisions on gifts apply to all Covered Persons. It is forbidden to accept of any gifts or hospitality of a value or frequency that might induce the recipient to conduct business in a manner that would conflict with an Advisers’ fiduciary responsibilities to its Clients. It is important that employees of the Advisers are able to accept offers of hospitality and/or gifts from business contacts, but controls have been designed to ensure that the Advisers manage reputational risk. These controls are as follows:

Gifts Register:  The CCO shall maintain a register of all gifts and hospitality with an estimated value of over USD$100.  The estimated value of hospitality should be taken as the face value of tickets and not the estimated market value. This would, for example, apply to major sporting events; however, if the business acquaintance attends the event with an employee of one of the Advisers, then the tickets are not considered hospitality. Also, business lunches and dinners are exempt from the reporting requirement.

All Covered Persons are required to inform the CCO about both the gifts and hospitality you receive and give. Currently, you are not required to disclose gifts and hospitality valued at less than USD$100.  You will also be asked to confirm at least yearly that you have either disclosed all receipts or donations of gifts and hospitality or that you have not received or given gifts and hospitality.

version 02-2011

When you give or receive a gift or hospitality with a value of more than USD$100, you are required to inform the CCO by email prior to giving or upon receipt. When notifying the CCO, you will be required to provide the following information:

•        Recipient(s)

•        Date of receipt/event

•        Brief description

•        Estimated cost

•        Limits on receipt of gifts or hospitality

IX.    RECORDS

The Advisers shall maintain records in the manner and to the extent set forth below:

o   A copy of this Code of Ethics and any other code of ethics which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

o   A record of any violation of this Code of Ethics and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the year in which the violation occurs;

o   A copy of each report made pursuant to this Code of Ethics by an advisory representative, including any information provided in lieu of reports, shall be preserved by the Advisers for a period of not less than five years from the end of the calendar year in which it is made, the first two years in an easily accessible place;

o   A list of all persons who are, or within the past five years have been, required to make reports pursuant to this Code of Ethics, or who are or were responsible for reviewing these reports, shall be maintained in an easily accessible place;

o   Covered person’s acknowledgment of the code must be kept for five years after the person ceases to be a covered person.  A list must include every person who was a covered person at any time within the past five years, even if some of them are no longer covered persons of the Advisers;

o   The Advisers shall preserve a record of any decision, and the reasons supporting the decision to approve the acquisition by investment personnel of securities that were a part of an Initial Public Offering or a Limited Offering for at least five years after the end of the fiscal year in which the approval is granted, the first two years in an easily accessible place.

X.        ADMINISTRATION

version 02-2011

A.  Confidentiality.  All reports of securities transactions and any other information provided by any person pursuant to this Code of Ethics shall be treated as confidential, except as regards appropriate examinations by representatives of the Securities and Exchange Commission.

B.   Educating Employees about the Code of Ethics. Each Adviser will provide its respective covered persons with a copy of the Code of Ethics and any amendments.  Each covered person will be required to acknowledge in writing his/her receipt of the documents and to certify that they have read and understood the Code of Ethics.  The Chief Compliance Officer will conduct periodic orientation or training sessions with new and existing employees to remind them of their obligations under the Code.

C.  Amendment; Interpretation of Provisions. The Advisers may from time to time amend this Code of Ethics or adopt such interpretations of this Code of Ethics, as they deem appropriate.

D.  Notification of Amendments to Registered Investment Companies. The Chief Compliance Officer designated by the Advisers to administer this Code must obtain approval of the Board of any Registered Investment Company for any material change to this Code no later than six months after the adoption of the material change and shall be responsible for certifying annually to the Board of any Registered Investment Company regarding material violations of the Code and the adoption of policies reasonably necessary to prevent violations of the Code. The Advisers shall retain a copy of the annual certification for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place.

version 02-2011

version 02-2011

INITIAL AND ANNUAL CERTIFICATIONS

AMERICAN INDEPENDENCE FINANCIAL SERVICES, LLC

AMERICAN INDEPENDENCE CAPITAL MANAGEMENT, LLC

AMERICAN YELLOWSTONE ADVISORS, LLC

(the “Advisers”)

I hereby certify that I have read and thoroughly understand and agree to abide by the conditions set forth in the Code of Ethics for American Independence Financial Services, LLC, American Independence Capital Management LLC and American Yellowstone Advisors, LLC (the “Code”).

I certify that I have disclosed to the CCO all gifts and hospitality with a value of USD$100 or more given or received during the past year.

I further certify that, during the time of my affiliation with the Advisers, I will comply or have complied with the requirements of this Code and will disclose/report or have disclosed/reported all personal securities transactions required to be disclosed/reported by the Code.

________________________________

Print or Type Name

_________________________________

Signature

_________________________________

Date

Please check as Appropriate:

____  Initial Certification

____  Annual Certification

version 02-2011

EXHIBIT A

Initial Holdings Report

As of the below date, I maintained the following accounts which held securities in which I may be deemed to have a direct or indirect beneficial ownership, and which are required to be reported pursuant to the Advisers’s Code of Ethics:

As of the below date, I held the following position in these covered securities in which I may be deemed to have a direct or indirect beneficial ownership, and which are required to be reported pursuant to the Advisers’s Code of Ethics:

SECURITY	NO. OF SHARES	PRINCIPAL AMOUNT	BROKER/DEALER WHERE ACCOUNT IS HELD

Note: This report (I) excludes holdings, with respect to which I had no direct or indirect influence or control, and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

Date:                                                          Signature:  _____________________________

version 02-2011

EXHIBIT B

Securities Transaction Report

For the Calendar Quarter Ended _______________.

During the quarter referred to above, the following transactions were effected in covered securities in which I may be deemed to have had, or by reason of such transaction acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Advisers’s Code of Ethics:

Securities (Name and Symbol)	Date of Transaction	Whether Purchase, Sale, Short Sale or Other Type of Disposition or Acquisition	Quantity of Securities	Price Per Share or Other Unit	Name of the Broker/Dealer with or through whom the transaction was effected	Nature of Ownership of Securities

Account Establishment Report

For the Calendar Quarter Ended _________________. During the quarter referred to above, the following accounts were established for securities in which I may be deemed to have a direct or indirect beneficial ownership, and is required to be reported pursuant to the Advisers’s Code of Ethics:

                  BROKER/DEALER OR BANK              DATE ACCOUNT WAS

                     WHERE ACCOUNT WAS                   ESTABLISHED

                              ESTABLISHED

Date:                                                                     Signature:   _____________________________

Note: If you had no transaction to report during the quarter, please write “none” on the form, sign it and submit it.  This report (i) excludes holdings with respect to which I had no direct or indirect influence or control, and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

EXHIBIT C

Annual Holdings Report

As of __________________, I held the following positions in securities in which I may be deemed to have a direct or indirect beneficial ownership, and which are required to be reported pursuant to the Advisers’s Code of Ethics:

SECURITY	NO. OF SHARES	PRINCIPAL AMOUNT	BROKER/DEALER WHERE ACCOUNT IS HELD

Date: _____________________________           Signature: ______________________________